UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2013

SOLITARIO EXPLORATION & ROYALTY CORP.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-32978 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(303) 534-1030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01	Entry into a Material Definitive Agreement

Purchase of Solitario Stock

On July 15, 2013, each of Christopher Herald, President and Chief Executive Officer of Solitario Exploration & Royalty Corp. (“Solitario” or the “Company”), Walt Hunt, Solitario’s Chief Operating Officer, James Maronick, Solitario’s Chief Financial Officer, Brian Labadie, a Director and Chairman of the Board of Directors of Solitario and Leonard Harris, a Director of Solitario agreed to purchase shares of the Company’s common stock, with Mr. Herald agreeing to purchase 400,000 shares, Mr. Hunt agreeing to purchase 40,000 shares, Mr. Maronick agreeing to purchase 23,809 shares, Mr. Labadie agreeing to purchase 119,047 shares and Mr. Harris agreeing to purchase 23,809 shares (Mr. Herald, Mr. Hunt, Mr. Maronick, Mr. Labadie and Mr. Harris are collectively referred to as “Insiders” and the shares to be purchased by the Insiders are collectively referred to as “Insider Shares”).

The offer and sale of the Insider Shares was unanimously approved by Solitario’s Board of Directors and was also unanimously approved by Solitario’s Audit Committee of the Board of Directors. Each of the Insiders has executed a subscription agreement for the purchase of the number of shares of the Company’s common stock shown above, for a total of 606,665 Insider Shares, at a price of $0.84 per share. The Insiders have delivered total consideration of $509,599 to Solitario for the Insider Shares.

The offer and sale of Insider Shares was part of a private placement of a total of 2,451,892 shares, with all shares offered on the same terms and conditions as the Insider Shares (the offer and sale of the 2,451,892 shares at a price of $0.84 per share for total consideration of $2,059,589 is referred to herein as the “Offering”). The closing of the Offering is subject to the filing of additional listing applications to the NYSE MKT and the Toronto Stock Exchange (the “Exchanges”), and to all necessary approvals of the Exchanges.

Each of the Subscription Agreements of the Insiders is filed herewith as Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5, respectively. These exhibits are incorporated into this Item 1.01 by reference.  The foregoing description of this transaction by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

ITEM 3.02	Unregistered Sales of Securities

The Offering was made pursuant to the exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder. Solitario: (i) did not engage in any public advertising or general solicitation in connection with the Offering; (ii) reasonably believed that each investor was sophisticated, was an “accredited investor” as defined in Rule 501(a) of Regulation D, and understood the risks of acquiring the Shares for investment purposes; and (iii) believed that each investor is acquiring the Shares for investment purposes. Solitario has agreed to sell the 2,451,892 shares in the Offering at $0.84 per share which represents the closing sale price of the Company’s common stock on the NYSE MKT on July 15, 2013 for aggregate consideration to Solitario of $2,059,589. The Offering was not underwritten by a broker and there were no underwriter discounts or commissions.

The closing of the Offering is subject to the filing of additional listing applications to the Exchanges, and to all necessary approvals of the Exchanges. The proceeds of the Offering will provide the Company additional working capital for general corporate purposes.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
Exhibits	Exhibit Description

99.1	Subscription Agreement dated July 15, 2013 between Solitario and Mr. Christopher Herald.

99.2	Subscription Agreement dated July 15, 2013 between Solitario and Mr. Walt Hunt.

99.3	Subscription Agreement dated July 15, 2013 between Solitario and Mr. James Maronick.

99.4	Subscription Agreement dated July 15, 2013 between Solitario and Mr. Brian Labadie.

99.5	Subscription Agreement dated July 15, 2013 between Solitario and Mr. Leonard Harris.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

July 19, 2013

Solitario Exploration & Royalty Corp.

By:	/s/ James R. Maronick
James R. Maronick, Chief Financial Officer